Exhibit 99.1

Quotient Limited Announces $40 Million Private Placement and the Issue of

Warrants to Raise up to an Additional $49 Million

JERSEY, Channel Islands, October 25, 2017 (GLOBE NEWSWIRE) — Quotient Limited (NASDAQ:QTNT), a commercial-stage diagnostics company, today announced that it has entered into agreements to issue to certain subscribers: (i) 7,864,683 ordinary shares at $4.64 per share (the “Ordinary Shares”); (ii) 550,000 pre-funded warrants at $4.755 per underlying pre-funded warrant exercisable for up to 550,000 ordinary shares at $0.01 per ordinary share (the “Pre-funded Warrants”); and (iii) 8,414,683 warrants at $0.125 per underlying warrant share exercisable for up to 8,414,683 ordinary shares at $5.80 per ordinary share (the “Warrants”). The aggregate gross proceeds of the private placement are expected to be approximately $40 million. An additional $49 million is expected to be received prior to July 31, 2018 assuming full exercise of the Warrants. Quotient intends to use the net proceeds from the financing to fund the ongoing development and commercial scale up and, if approved, commercialization of MosaiQ™ and for working capital and other general corporate purposes. Subject to the satisfaction of customary closing conditions, the private placement is expected to close on or about October 26, 2017.

The Ordinary Shares, Pre-funded Warrants and Warrants issued in the private placement, and the ordinary shares issuable upon exercise of the Pre-funded Warrants and the Warrants, have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The Ordinary Shares, Pre-funded Warrants and Warrants were offered only to a limited number of accredited investors. Quotient has agreed to file a registration statement with the Securities and Exchange Commission covering the resale of the Ordinary Shares and the Warrants issued in the private placement and the ordinary shares issuable upon exercise of the Pre-funded Warrants and the Warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Quotient Limited

Quotient is a commercial-stage diagnostics company committed to reducing healthcare costs and improving patient care through the provision of innovative tests within established markets. With an initial focus on blood grouping and serological disease screening, Quotient is developing its proprietary MosaiQ™ technology platform to offer a breadth of tests that is unmatched by existing commercially available transfusion diagnostic instrument platforms. The company’s operations are based in Edinburgh, Scotland; Eysins, Switzerland and Newtown, Pennsylvania.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the closing of the private placement, the intended use of proceeds from the private placement, the registration of the shares sold in the private placement, the exercise of the warrants and pre-funded warrants, and the registration of the shares issuable upon exercise of warrants and pre-funded warrants. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including: Quotient’s ability to complete the private placement; the application of the net proceeds from the private placement; and other risks set forth in Quotient’s most recent Annual Report on Form 10-K, as well as other documents that Quotient files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Quotient disclaims any obligation to update these forward-looking statements because of new information, future events or circumstances or other factors.

The Quotient logo and MosaiQ™ are registered trademarks or trademarks of Quotient Limited and its subsidiaries in various jurisdictions.

CONTACT: Christopher Lindop, Chief Financial Officer – christopher.lindop@quotientbd.com; +41 22-545-5226